Company Contact:	Investor Relations Contact:
Mr. Jing Xie	Mr. Crocker Coulson, President
Secretary of Board and Vice President	CCG Investor Relations
Universal Travel Group	Phone: +1-646-213-1915 (NY office) or
Phone: +86-755-8366-8489	Mr. Gary Chin, Phone: +1-646-213-1909
Email: 06@cnutg.cn	E-mail: crocker.coulson@ccgir.com
us.cnutg.com	www.ccgirasia.com

FOR IMMEDIATE RELEASE

Universal Travel Group to Attend Susquehanna’s Third Annual Beijing Management Summit

SHENZHEN, China, September 8, 2009 – Universal Travel Group (AMEX: UTA) (“Universal Travel Group” or the “Company”), a growing travel services provider in the People’s Republic of China (“PRC”) specializing in online and customer representative services to the travel service industry offering packaged tours, air ticketing and hotel reservation services, today announced that the Company’s management team will attend the upcoming Susquehanna Financial Group, LLP (SFG)’s Third Annual Beijing Management Summit.

The date and location of the summit are as follows:
Date:                              September 16 – 17, 2009
Location:                      The Grand Hyatt Hotel, Beijing, China

Universal Travel Group will be available to have one-on-one meetings with analysts and portfolio managers during the summit.  The annual management summit is a two-day conference that brings together executives from public and private companies based in China and other emerging Asian economies. The event will showcase leading companies in the Chinese Consumer, Health Care, Internet, and Technology sectors, as well as companies in the IT Services/Outsourcing and Financial Technologies sectors. The event format will consist of one-on-one meetings and company presentations.

About Susquehanna Financial Group, LLLP (SFG)
Susquehanna Financial Group, LLP (SFG), provides a wide variety of services to institutional clients and corporations. It leverages its quantitative abilities and technology expertise to service and partner with a dynamic clientele.  SFG is a top liquidity provider with the resources and skills to generate and execute ideas under a wide range of market conditions. Its large suite of services includes sales and trading, research, and investment banking.

About Universal Travel Group
Universal Travel Group, a growing travel services provider in the PRC, is engaged in providing reservation, booking, and domestic and international travel and tourism services throughout the PRC via the internet and through customer representatives. Under the theme “Wings towards a more colorful life” the company's core services include tour packaging for customers and booking services for air tickets and hotels. In 2007, Universal Travel Group completed the acquisitions of Shenzhen Speedy Dragon, specializing in air cargo transportation; Xi’an Golden Net, specializing in travel packaged tours; Shanghai LanBao, specializing in hotel reservation and Foshan Overseas International, a PRC-based company that handles domestic and international travel inquiries. In 2009, Universal Travel Group sold Shenzhen Speedy Dragon to focus on more profitable travel related businesses and its cost effective TRIPEASY Kiosks expansion. Universal Travel Group's goal is to become the PRC’s leading travel services provider in all fields of the tourism industry including the aviation, hotel booking and tour packaging segments. For more information about the Company, please visit us.cnutg.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains certain statements that may include “forward-looking statements” within the meaning of federal securities laws. All statements, other than statements of historical facts, included herein are “forward-looking statements”. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to successfully expand its market presence and those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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